UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☐    Definitive Proxy Statement
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OMNOVA SOLUTIONS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 10, 2019
The date of this Supplement is October 3, 2019
On July 3, 2019, OMNOVA Solutions Inc., which we refer to as “OMNOVA,” the "Company," “we,” “our” or “us,” announced it had entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, with Synthomer plc, which we refer to as Synthomer, Spirit USA Holdings Inc., and Synthomer USA LLC, pursuant to which Spirit USA Holdings Inc., a wholly-owned subsidiary of Synthomer, will merge with and into OMNOVA, subject to shareholder and regulatory approvals and other customary conditions, which we refer to as the Merger. On September 9, 2019, OMNOVA filed with the Securities and Exchange Commission, which we refer to as the SEC, a definitive proxy statement, which we refer to as the Definitive Proxy Statement, with respect to the special meeting of OMNOVA’s shareholders scheduled to be held on October 10, 2019, in connection with the Merger, which we refer to as the special meeting.
Litigation Related to the Merger
On September 17, 2019, a purported shareholder of OMNOVA filed a putative class and derivative action against OMNOVA and its directors, captioned Ford v. D'Antoni, et al., No. 1:19-cv-02150, in the United States District Court for the Northern District of Ohio. On September 18, 2019, another purported shareholder of OMNOVA filed a putative class action against OMNOVA and its directors, Synthomer, Spirit USA Holdings Inc. and Synthomer USA LLC, captioned Thompson v. OMNOVA Solutions Inc., et al., No. 1:19-cv-01748, in the United States District Court for the District of Delaware. On September 27, 2019, a third purported shareholder of OMNOVA filed an action against OMNOVA and its directors, captioned Beck v. OMNOVA Solutions Inc., et al., No. 2:19-cv-18465, in the United States District Court for the District of New Jersey. We refer to these actions, collectively, as the Merger Actions. The Merger Actions generally allege that OMNOVA and its directors violated the federal securities laws by issuing allegedly false and misleading statements and omissions in the Definitive Proxy Statement; the Ford action additionally alleges that OMNOVA's directors breached their fiduciary duties to OMNOVA's shareholders. These actions seek, among other things, to enjoin the Merger.
While OMNOVA and its directors believe the Merger Actions lack any merit and that the disclosures in the Definitive Proxy Statement comply fully with applicable law, solely in order to avoid the expense and distraction of litigation, OMNOVA has determined voluntarily to supplement the Definitive Proxy Statement with the disclosures set forth below, which we refer to as the Supplemental Disclosures. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of the Supplemental Disclosures. To the contrary, OMNOVA specifically denies all allegations that any of the Supplemental Disclosures, or any other additional disclosures, were or are required.
The OMNOVA Board of Directors continues to unanimously recommend that you vote “FOR” the Merger Agreement Proposal and “FOR” the Non-Binding Compensation Advisory Proposal and the Adjournment Proposal.
If you have not already submitted a proxy for use at the special meeting since the distribution of the Definitive Proxy Statement, you are urged to do so promptly. These Supplemental Disclosures do not affect the validity of any proxy card or voting instructions that OMNOVA shareholders may have previously received or delivered following the distribution of the Definitive Proxy Statement. No action is required by any OMNOVA shareholder who has previously delivered a proxy or voting instructions following the distribution of the Definitive Proxy Statement and who does not wish to revoke or change that proxy or voting instructions.
Supplemental Disclosures to Definitive Proxy Statement
These Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Definitive Proxy Statement, and all defined and/or capitalized terms used below shall have the meanings set forth in the Definitive Proxy Statement. Paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures. As noted in the Definitive Proxy Statement, Morgan Stanley’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, July 2, 2019. Morgan Stanley assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after July 2, 2019, and Morgan Stanley has not updated or revised its opinion subsequent to such date.
The section of the Definitive Proxy Statement entitled “The Merger—The Background of the Merger” is amended and restated as follows:
On page 30, the paragraph beginning with “On October 6, 2017” is amended by inserting the following language immediately after the last sentence:
“The 2017 Synthomer Proposal further stated that Synthomer intended to offer members of OMNOVA’s existing management long-term roles with appropriate incentives. The 2017 Synthomer Proposal did not otherwise refer to any potential post-closing arrangements involving the OMNOVA executive management team. Between the 2017 Synthomer Proposal and the execution and delivery of the merger agreement, no member of OMNOVA management entered into, or negotiated with Synthomer in respect of, any post-closing employment or investment arrangement.”
On page 31, the paragraph beginning with “On October 4, 2018” is amended by inserting the following language immediately after the first sentence:
“The proposal also stated that Synthomer intended to identify and retain key staff within OMNOVA and that Synthomer intended to offer members of OMNOVA’s existing management long-term roles with appropriate incentives. The proposal did not otherwise refer to any potential post-closing arrangements involving the OMNOVA executive management team. Between the October 4, 2018 proposal and the execution and delivery of the merger agreement, no member of OMNOVA management entered into, or negotiated with Synthomer in respect of, any post-closing employment or investment arrangement.”
On page 32, the paragraph beginning with “On October 22, 2018” is amended by inserting the following language immediately after the second sentence:
“The letter did not reference any potential post-closing arrangements involving the OMNOVA executive management team.”
On page 33, the paragraph beginning with “Later on October 29, 2018” is amended by inserting the following language immediately after the last sentence:
“As of the date of this proxy statement, neither Party A nor any of the counterparties to the non-disclosure agreements discussed below have requested that OMNOVA waive the standstill provision in its non-disclosure agreement.”
On page 39, the paragraph beginning with “On April 29, 2019” is amended by inserting the following language immediately after the fifth sentence:
“The Synthomer proposal stated that Synthomer intended to identify and retain key staff within OMNOVA and that Synthomer intended to offer members of OMNOVA’s existing management long-term roles with appropriate incentives. The Synthomer proposal did not otherwise refer to any potential post-closing arrangements involving the OMNOVA executive management team. Between the April 29, 2019 Synthomer proposal and the execution and delivery of the merger agreement, no member of OMNOVA management entered into, or negotiated with Synthomer in respect of, any post-closing employment or investment arrangement.”
On page 41, the paragraph beginning with “On June 20, 2019” is amended by inserting the following language immediately after the second sentence:
“The proposal also stated that Synthomer intended to identify and retain key staff within OMNOVA and that Synthomer intended to offer members of OMNOVA’s existing management long-term roles with appropriate incentives. The proposal did not otherwise refer to any potential post-closing arrangements involving the OMNOVA executive management team. Between the June 20, 2019 Synthomer proposal and the execution and delivery of the merger agreement, no member of OMNOVA management entered into, or negotiated with Synthomer in respect of, any post-closing employment or investment arrangement.”
The section of the Definitive Proxy Statement entitled “The Merger—Opinion of Morgan Stanley & Co. LLC” is amended and restated as follows:
On page 57, the last sentence of the second paragraph of the section entitled “—Discounted Cash Flow Analysis” is amended by inserting the following language immediately after the “the fully diluted share count”:
“of approximately 46.6 million”
On page 57, romanette (i) of the fourth paragraph of the section entitled “—Discounted Cash Flow Analysis” is amended and restated to read as follows:
“(i) other than for the cash flow impact from OMNOVA’s utilization of net operating losses, a range of discount rates from 8.3% to 9.3%, which range of discount rates was selected to reflect OMNOVA’s estimated weighted average cost of capital, and”
On page 57, romanette (ii) of the fourth paragraph of the section entitled “—Discounted Cash Flow Analysis” is amended and restated to read as follows:
“(ii) for the cash flow impact from OMNOVA’s utilization of net operating losses, a range of discount rates from 12.6% to 14.6%, which range of discount rates was selected to reflect OMNOVA’s estimated cost of equity.”
On page 57, the fourth paragraph of the section entitled “—Discounted Cash Flow Analysis” is amended by inserting the following language immediately after the third sentence:
“OMNOVA's estimated weighted average cost of capital, and OMNOVA's estimated cost of equity, were selected by Morgan Stanley based on its professional judgment and experience and application of the capital asset pricing model, which requires certain company-specific inputs, including OMNOVA's target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for OMNOVA, as well as certain financial metrics for the U.S. financial markets generally.”
On page 58, the third sentence of the second paragraph of the section entitled “—Discounted Equity Value Analysis” is amended and restated to read as follows:
“Morgan Stanley calculated the future equity value per share of OMNOVA common stock as of November 30, 2020 and November 30, 2021 by applying an AV/NTM EBITDA multiple range of 6.5x to 7.5x (which Morgan Stanley selected based on the application of Morgan Stanley’s professional judgment and experience taking into account, among other factors, the AV/EBITDA multiple ranges implied by the comparable companies analysis) to OMNOVA’s NTM EBITDA as of November 30, 2020 and November 30, 2021 in order to reach a future implied aggregate value, and then subtracted the projected net debt as of November 30, 2020 and November 30, 2021 to reach a future implied equity value. Based on the Company Projections for 2020 and 2021 prepared by OMNOVA’s management, Morgan Stanley utilized a net debt amount of $214 million and $168 million, respectively. The implied equity value was then divided by OMNOVA’s projected fully diluted share count of approximately 46 million, based on the projected outstanding shares of OMNOVA common stock on a fully diluted basis, as of November 30, 2020 and November 30, 2021 as provided by OMNOVA.”
On page 59, the first sentence of the first paragraph of the section entitled “—Equity Research Analysts’ Price Target Analysis” is amended by inserting the following language immediately after “prepared and published by”:
“three”
On page 59, the last sentence of the first paragraph of the section entitled “—Equity Research Analysts’ Price Target Analysis” is amended and restated to read as follows:
“The analyst price targets for OMNOVA common stock were $8.00, $12.00 and $13.00 per share as of July 1, 2019 as reported by Bloomberg.”

Important Disclosures
Forward-Looking Statements
Forward-looking statements within this disclosure are being made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Merger with Synthomer. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay Synthomer a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the proposed Merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the proposed Merger, including, without limitation, the receipt of approval from the Company’s shareholders, the timing (including possible delays) and receipt of regulatory clearance from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Additional Information
In connection with the proposed Merger, the Company filed with the SEC the Definitive Proxy Statement on September 9, 2019 and other documents, and has mailed the Definitive Proxy Statement and the proxy card to its shareholders. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY FILED WITH OR FURNISHED TO THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. Shareholders and investors can obtain free copies of the proxy statement and other relevant materials and other documents filed by the Company at the SEC’s web site at www.sec.gov. Copies of the Definitive Proxy Statement and the filings incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.omnova.com, or by contacting the Company’s Investor Relations at (216) 682-7003.
Participants in the Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s investors and security holders in connection with the proposed Merger. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Merger is included in the Definitive Proxy Statement and other documents relevant to the proposed Merger that the Company filed with the SEC. These documents may be obtained for free (when they become available) as described above.